EXHIBIT 23.2
Consent of Sproule Associates Limited,
Independent Petroleum Engineering Consultants

LETTER OF CONSENT

Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB T2P 4J8
Re: Consent of Independent Petroleum Consultants

To Whom It May Concern:

We consent to the use of our name and our report with respect to the reserves data of Canadian Natural Resources Limited (the "Company"), and the information derived from our report, included and incorporated by reference in the Company's

(i)	Annual Report on Form 40-F for the year ended December 31, 2017 and

(ii)	Registration Statements on Form F-10 (File Nos. 333-219366 and 333-219367) filed with the Securities and Exchange Commission.

Sincerely,

SPROULE ASSOCIATES LIMITED

Original Signed by
SIGNED "NORA T. STEWART"
Nora T. Stewart, P.Eng.
Senior Vice President, Reserves Certification
Calgary, Alberta, Canada
March 21, 2018

140 Fourth Avenue SW, Suite 900 Calgary, AB, Canada T2P 3N3 Sproule.com T +1 403 294 5500 F +1 403 294 5590 TF +1 877 777 6135